Exhibit j(1)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A of Fidelity School Street Trust: Fidelity Strategic Income Fund, Spartan Intermediate Municipal Income Fund, and Fidelity International Bond Fund, of our reports dated February 12, 1999, and Fidelity New Markets Income Fund, of our report dated February 17, 1999, on the financial statements and financial highlights included in the December 31, 1998 Annual Reports to Shareholders of Fidelity Strategic Income Fund, Fidelity New Markets Income Fund, Fidelity International Bond Fund, and Spartan Intermediate Municipal Income Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
Boston, Massachusetts
February 24, 1999